Exhibit 23.2

                           CONSENT OF INDEPENDENT AUDITORS



          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Thomas Industries Inc. 1995 Incentive Stock Plan of our report dated February 11, 1993, with respect to the consolidated financial statements and schedule of Thomas Industries Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young

                                                  ERNST & YOUNG LLP



          May 3, 1995